Exhibit 11



                           NET INCOME (LOSS) PER SHARE


The following table presents the information needed to compute primary income per common share:


                                                       (Unaudited)                                (Unaudited)
                                               For the Three Months Ended                   For the Six Months Ended
                                               --------------------------                   ------------------------
                                              12/30/95             12/31/94              12/30/95              12/31/94
                                             (13 Weeks)           (13 Weeks)            (26 Weeks)            (26 Weeks)
                                             ---------            ---------             ----------            ----------

Net income (loss)                            $(358,107)         $     515,900        $   (737,145)         $     541,885

Weighted average shares
   outstanding                               3,236,199              3,236,199            3,236,199             3,236,199
Less: Treasury Shares                          (27,600)               (27,600)             (27,600)              (27,600)
Add:  Assumed exercise of
   options reduced by the
   number of shares purchased
   with proceeds                                36,236                 60,591               69,336                72,019
                                             ---------             ----------           ----------           -----------
Adjusted weighted average of
   shares outstanding                        3,244,835              3,269,190            3,277,935             3,280,618
                                             =========              =========            =========             =========

Net income (loss) per share                 $     (.11)         $         .16        $        (.23)        $         .17
                                             ---------             ----------           ----------           -----------